UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020 (March 13, 2020)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36479	46-3234977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The Board of Directors of Veritiv Corporation (the “Company”) has authorized Company management to evaluate alternatives to restructure the Company’s integrated supply chain in an effort to facilitate better alignment with the supply chain needs of the Company’s customers by segment, with a view towards reducing complexity and lowering overall supply chain costs. Each of the Company’s reportable segments has different market dynamics and business and service needs. As a result, a fully integrated, fixed cost supply chain structure is no longer economically or operationally desirable. Moreover, to address the ongoing and rapid secular decline of the paper industry, management continues to explore opportunities to adapt the cost structure necessary to support the Print segment. In an effort to ensure all aspects of the Company can operate most effectively, the Company intends to review and evaluate restructuring options and what the optimal path forward will be.

The Company plans to proceed with this review in a timely manner, but no decision has been made to pursue any specific course of action, and there can be no assurance as to what form the restructuring may take or whether this evaluation will result in any restructuring. Additionally, any restructuring may result in a significant charge to earnings in any given financial reporting period or periods. The Company does not intend to disclose developments or provide updates on the progress or status of this review until the Board of Directors of the Company has approved a specific restructuring plan, if any, or it otherwise deems further disclosure is appropriate or required.

Safe Harbor Provision

Certain statements contained in this current report on Form 8-K regarding the Company’s future operating results, performance, business plans, including any restructuring, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our 2019 Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, may also include, among others: uncertainties as to the structure, timing, benefits and costs of any restructuring and whether it will be completed at all; the impact of the review of restructuring alternatives on the Company as a whole or its segments if the restructuring is completed or if no restructuring is undertaken or completed; whether the operational or strategic benefits of any restructuring can be achieved; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets impacting our Company and our customers; inclement weather, widespread outbreak of an illness or responses thereto including the novel coronavirus (COVID-19), anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; and our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time. The Company is not responsible for updating any forward-looking statements contained in this current report on Form 8-K beyond the published date to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERITIV CORPORATION

/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary
Date: March 13, 2020